SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          COLUMBIA LABORATORIES, INC.
                (Name of Registrant as Specified in Its Charter)

                          COLUMBIA LABORATORIES, INC.
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions apply:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
    (2) Form, schedule or registration statement no.:
    (3) Filing party:
    (4) Date filed:

                           COLUMBIA LABORATORIES, INC.

                            2665 SOUTH BAYSHORE DRIVE
                              MIAMI, FLORIDA 33133
                                 (305) 860-1670

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 OCTOBER 2, 1996


To the Stockholders of Columbia Laboratories, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders ("Annual Meeting") of Columbia Laboratories, Inc. ("Company") will be held at Chase Regional Bank, 270 Park Avenue, Third Floor Auditorium, New York, New York 10017 at 10:00 A.M. on October 2, 1996 for the following purposes:

         1. To elect seven directors;

         2. To ratify the appointment of Arthur Andersen LLP as independent certified public accountants for the Company for the year ending December 31, 1996;

         3. To approve the Columbia Laboratories, Inc. 1996 Long-term Performance Plan; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The board has fixed the close of business on August 19, 1996 as the record date for determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting.


                                          By Order of the Board of Directors


                                          Margaret J. Roell
                                          Secretary

August 26, 1996


         IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           COLUMBIA LABORATORIES, INC.

                            2665 SOUTH BAYSHORE DRIVE
                              MIAMI, FLORIDA 33133

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 OCTOBER 2, 1996

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Columbia Laboratories, Inc. ("Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on October 2, 1996, and at any adjournments thereof ("Annual Meeting"), for the purposes listed in the preceding Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being distributed on or about August 26, 1996, to holders of the Company's Common and Preferred Stock entitled to vote at the Annual Meeting.

         A stockholder giving a proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person. Shares represented by properly executed proxies will be voted as specified by the stockholder. Unless the stockholder specifies otherwise, such proxies will be voted FOR the election of directors nominated in this Proxy Statement, FOR the ratification of Arthur Andersen LLP as the Company's independent certified public accountants and FOR the approval of the Columbia Laboratories, Inc. 1996 Long-term Performance Plan.

         In the event that a quorum is present or represented by proxy at the Annual Meeting, but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast. The persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment.


                                VOTING SECURITIES

         Only holders of the Company's par value $.01 per share ("Common Stock"), Series A Convertible Preferred Stock ("Series A Preferred Stock") and Series B Convertible Preferred Stock ("Series B Preferred Stock"), of record as of the close of business on August 19, 1996, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Each share of Series A and Series B Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which it is convertible (12.36 for the Series A Preferred Stock and 20.57 for the Series B Preferred Stock). As of the record date, there were 27,___,___ shares of Common Stock outstanding, 1,___ shares of Series A Preferred Stock outstanding having voting power equal to __,___ shares of Common Stock and 1,___ shares of Series B Preferred Stock outstanding having voting power equal to __,___ shares of Common Stock. The holders of a majority of the outstanding shares of Common Stock and shares of Common Stock into which the Series A and Series B Preferred Stock is convertible, collectively "Shares", shall constitute a quorum.

         A majority of the votes cast by holders of the Shares is required for approval of the proposals, except with respect to the election of directors in which case a plurality of the votes cast is required to elect a director. Abstentions will have the effect of a vote against a proposal. Broker non-votes will have no effect on the vote.

         On August 19, 1996, the last reported sale price of the Company's Common Stock on the American Stock Exchange was $____.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the meeting, seven directors will be elected by the stockholders to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted FOR the election as directors of the seven persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

         The Board of Directors held three meetings (including regular meetings and telephonic meetings) during the year ended December 31, 1995. The Board of Directors has two standing committees. The Audit Committee, consisting of Mr. Kidd and Drs. Kellner and Nachtigall, met twice during the year ended December 31, 1995. The Audit Committee is responsible for recommending to the Board of Directors the engagement of independent certified public accountants, reviewing the scope of, and the budget for, the annual audit and tax return preparation and reviewing the results of the audit engagement, including the financial statements, with the independent certified public accountants. The Compensation/Stock Option Committee, consisting of Drs. Kellner and Nachtigall, met one time during the year ended December 31, 1995. The Compensation/Stock Option Committee is responsible for determining the salaries of senior executives and the granting of options to purchase shares of Common Stock to the Company's employees, directors and consultants. Each of the directors of the Company participated in at least 75% or more of the meetings of the Board of Directors and Committees held during the year ended December 31, 1995.

COMPENSATION OF DIRECTORS

         Directors that are not employees of the Company annually receive options to purchase 10,000 shares of Common Stock for serving on the Board of Directors and options to purchase an additional 1,000 shares of Common Stock for each committee served on. No other fees are paid to the non-employee directors. Employee directors receive no additional compensation for serving on the Board of Directors.

         The following table sets forth certain information concerning each nominee.

         WILLIAM J. BOLOGNA (Age 54) has been a director of the Company since inception and was elected Chairman of the Company's Board of Directors in January 1992. From December 1988 to January 1992, Mr. Bologna served as Vice Chairman of the Company's Board of Directors. In addition, since 1980, he has been Chairman of Bologna & Hackett ("B&H"), an advertising agency specializing in pharmaceutical products which has in the past performed services for various international pharmaceutical companies. Prior to 1980, Mr. Bologna was employed by William Douglas McAdams, Inc., a company engaged in the marketing of pharmaceuticals, in a variety of positions, including Senior Vice President. In 1965, Mr. Bologna received his B.S. in Pharmacy from Fordham University. He received an MBA in Finance from Fordham University in 1971.

         NICHOLAS A. BUONICONTI (Age 55) has been a director of the Company since June 1991 and was elected Vice Chairman and Chief Operating Officer of the Company in April 1992. Mr. Buoniconti, an attorney, is a member of the Massachusetts and Florida Bars. From January 1990 to April 1992, he was a member of the law firm of Nicholas A. Buoniconti, P.A. He held the position of President and Chief Operating Officer of UST, a Fortune 500 company, from May 1987 to December 1989. From 1985 to 1987, Mr. Buoniconti served as President and Chief Operating Officer of U.S. Tobacco (which changed its name to UST), as well as serving on the Board of Directors from 1978 to 1989. He has served as a member of the Board of Directors of the Miami Project to Cure Paralysis, and is heavily involved in the fund-raising efforts for the Project through the Marc Buoniconti Fund, named for his son. Mr. Buoniconti is a former All-Pro linebacker for the Miami Dolphins. Since 1978, he has co-hosted "Inside the NFL" on the Home

Box Office cable network. Mr. Buoniconti is also a director of American Bankers Insurance Co., Innkeepers USA and The Sports Authority.

         JEAN CARVAIS, M.D. (Age 69) is currently a nominee to be a director of the Company. Since 1984, Dr. Carvais has been an independent consultant in the pharmaceutical industry. Prior to that time, Dr. Carvais was President of The Research Institute of Roger Bellon, S.A., now a division of Rhone-Poulene Rorer. As such, he was involved in the development of a line of anti-cancer drugs, including Bleomycin and Adriamycin, as well as a new line of antibiotics and quinalanes. Following the acquisition of Roger Bellon, S.A., Dr. Carvais became a member of Rhone-Poulene's central research committee which directs the company's worldwide research and development activities. Dr. Carvais is also a director of Imclone Systems Incorporated.

         NORMAN M. MEIER (Age 57) has been President, Chief Executive Officer and a director of the Company since inception. From 1971 to 1977, Mr. Meier was Vice President of Sales and Marketing for Key Pharmaceuticals, Inc., a company which had been engaged in the marketing and sales of pharmaceuticals until its sale to Schering-Plough Corporation in June 1986. From 1977 until June 1986, Mr. Meier served as a consultant to Key Pharmaceuticals, Inc. In 1960, Mr. Meier received his B.S. in Pharmacy from Columbia University. He received his M.S. in Pharmacy Administration from Long Island University in 1964. Mr. Meier is also a director of Universal Heights, Inc.

         IRWIN L. KELLNER (Age 57) has been a director of the Company since May 1988. Dr. Kellner is the chief economist for the Chase Regional Bank, a subsidiary of the Chase Manhattan Bank, formed by the merger of the Chase Manhattan Bank with the Chemical Bank in April 1996. Dr. Kellner has been employed by the Bank since 1970. From 1991 to 1996, Dr. Kellner was the Chief Economist for Chemical Bank while from 1980 to 1991, Dr. Kellner was the Chief Economist for Manufacturers Hanover, which merged with Chemical in January 1992. Dr. Kellner, a past president of the Forecasters Club of New York and the New York Association of Business Economists, holds membership, and has held a variety of posts, in several professional associations, including the American Economic Association, American Statistical Association and the National Association of Business Economists. His other board memberships include the Children's AIDS Network, North Shore University Hospital, the Don Monti Memorial Research Foundation and Touro College's Barry Z. Levine School of Health Sciences. He has also served on the board of the Juvenile Diabetes Foundation.

         JOHN E. A. KIDD (Age 51) has been a director of the Company since April 1988 and served as Chairman of the Board of Directors of the Company from December 1988 to December 1991. For approximately the past five years, Mr. Kidd has been an Executive Director of a number of public companies located in the United Kingdom, in which an investment company controlled by his family had been a major investor.

         LILA E. NACHTIGALL, M.D. (Age 62) has been a director of the Company since November 1992. Dr. Nachtigall has been employed by the New York University School of Medicine since 1961. Dr. Nachtigall is currently a Professor of Obstetrics and Gynecology. In addition, Dr. Nachtigall is the Clinic Coordinator of GYN-Endocrine Clinic at Bellevue Hospital and Co-director of the GYN-Endocrine Program and Director of Women's Wellness Division at New York University Medical Center.

                                   PROPOSAL 2

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Arthur Andersen LLP as independent certified public accountants to audit the books, records and accounts of the Company and its subsidiaries for the year ending December 31, 1996 and proposes that the stockholders ratify such appointment.

         Arthur Andersen LLP has served as the Company's independent certified public accountants since 1990. Representatives of Arthur Andersen LLP will attend the Annual Meeting to make any statement they consider appropriate and to respond to appropriate questions raised at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                                   PROPOSAL 3

                     APPROVAL OF COLUMBIA LABORATORIES, INC.
                         1996 LONG-TERM PERFORMANCE PLAN

         The Columbia Laboratories, Inc. 1996 Long-term Performance Plan (the "Performance Plan") provides for the grant of stock options, stock appreciation rights and restricted stock to certain designated employees of the Company, non-employee directors of the Company and certain other persons performing significant services for the Company designated by the Compensation/Stock Option Committee (the "Committee"), except with respect to non-employee directors who are members of the Committee, which grants will be made at the sole discretion of the Board of Directors (the "Board"). Each of the Board and the Committee has adopted the Performance Plan and has directed that such Performance Plan be submitted to the stockholders for approval at the Annual Meeting. Currently, a total of 3,___,___ options to purchase shares of Common Stock are outstanding under the 1988 Stock Option Plan, as amended, ("1988 Plan"), subject to adjustment in the event of any change in the outstanding shares of the Common Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting stockholders of the Company. If the Performance Plan is approved, no further options will be granted under the 1988 Plan.

         Pursuant to the Performance Plan, an aggregate of 3,000,000 shares of Common Stock have been reserved for issuance under the Plan. No person may receive grants under the Performance Plan which could result in such person receiving (i) options and stock appreciation rights with respect to more than 1,000,000 shares of Common Stock and (ii) more than 500,000 shares of Restricted Stock over the ten-year life of the Performance Plan (subject to adjustment). The Performance Plan would also provide for the grant of Restricted Stock that constitutes Performance-Based Awards (as defined below) to certain employees designated by the Committee in its sole discretion. Performance-Based Awards are intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"). A copy of the Performance Plan is attached as Appendix A to this Proxy Statement, and the following description of the Performance Plan is qualified in its entirety by reference to Appendix A.

         The Board believes that the Performance Plan will continue to advance the interests of the Company and its stockholders by enabling the Company to continue providing additional incentives and motivation toward superior performance, attracting and retaining the services of Participants in the Performance Plan, and enabling the Company to respond to the changing trends in performance-based compensation. Unless otherwise directed, the persons named in the accompanying proxy will vote the Shares represented thereby "FOR" the proposal to approve the Performance Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         The Performance Plan will be administered by the Committee. The Committee, by majority action thereof, is authorized at its sole discretion to determine the individuals ("Participants") to whom awards will be granted, the type and amount of awards and the terms of awards; to interpret the Performance Plan; to prescribe, amend and rescind rules and regulations relating to the Performance Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Performance Plan to the extent not contrary to the express provisions of the Performance Plan.

         Under the terms of the Performance Plan, and as determined by the Committee in its sole discretion, Participants will be eligible to receive (a) stock options ("Stock Options"), which may be options that qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs") or options that do not qualify as ISOs ("NSOs"), (b) stock appreciation rights ("SARs") and/or (c) restricted shares of Common Stock ("Restricted Stock"), or any combination thereof, provided, however, that only employees of the Company or any subsidiary corporation of the Company will be eligible to receive ISOs.

         STOCK OPTIONS. Stock Options enable the Participant granted such Stock Options to purchase shares of Common Stock at the exercise price established on the date of grant. ISOs and NQOs may be granted under the Performance Plan. The exercise price of a Stock Option may not be less than the Fair Market Value of the Common Stock on the date of grant, provided, however, that in the case of an ISO granted to a holder of capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation) (a "10% Holder"), the exercise price of such ISO may not be less than 110% of the Fair Market Value of the Common Stock on the date of grant. The "Fair Market Value" is defined for purposes of the Performance Plan as the closing price on the principal market for the stock (currently, the American Stock Exchange) on the date of grant. In order to obtain the underlying shares, a Participant must pay the full exercise price to the Company at the time of exercise. At the discretion of the Committee, determined at the time of grant, the exercise price may be paid in any combination of cash and/or Common Stock. No person may be granted ISOs under the Performance Plan that are first exercisable during any calendar year for shares having an aggregate Fair Market Value as of the date of grant of more than $100,000. ISOs and NQOs may be granted with terms of no more than ten years from the date of grant, provided, however, in the case of an ISO granted to a 10% Holder, the term of the ISO must be no more than five years from the date of grant. Any shares as to which a Stock Option expires or is canceled may be subject to a new option.

         SARS. A SAR gives to the Participant granted such SAR a right to receive, at the time of exercise, cash, Common Stock, or a combination thereof, equal in value to the difference between the Fair Market Value of Common Stock on the date of exercise of the SAR and the base price established by the Committee therefor on the date of grant. The base price established for any SAR shall not be less than the Fair Market Value of Common Stock on the date of the grant. The Committee may impose any limitation that it may determine in its sole discretion on the maximum amount of appreciation to be paid pursuant thereto. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option at the sole discretion of the Committee, a SAR may either be exercised (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option, or (c) upon lapse of such Stock Option. The expiration date of a SAR shall be established by the Committee.

         RESTRICTED STOCK. The Committee may issue shares of Restricted Stock, which may or may not constitute Performance-Based Awards as described below, to a Participant at a purchase price, if any, determined by the Committee. Such Restricted Stock may be subject to forfeiture or repurchase in the event of the termination of employment within a specific period, or in the event any other conditions specified by the Committee at the time of grant are not subsequently met. Such conditions may include conditions based on individual or Company performance. During the period of restriction, a Participant owning Restricted Stock shall be entitled to receive and retain all dividends and other distributions made in respect of such stock and to vote such stock without limitations.

         PERFORMANCE-BASED AWARDS. Restricted Stock granted to employees designated by the Committee under the Performance Plan may be granted in a manner such that the Restricted Stock constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. As determined by the Committee, either the granting or vesting of such Restricted Stock, (the "Performance-Based Awards") are to be based upon one or more of the following factors: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and /or maintenance of the price of Common Stock or any other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, dividends and amortization, economic value-added models and comparisons with various stock market indices. With respect to Performance-Based Awards, (i) the Committee will establish in writing the objective performance-based goals applicable to a given fiscal period and the specific employees or class of employees granted such Performance-Based Awards no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no awards will be payable to any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

         CHANGE OF CONTROL OF THE COMPANY. In the event of a "Change of Control" (as defined in the Performance Plan), the following shall occur: (a) Stock Options, if not otherwise exercisable, become immediately exercisable; (b) SARs become, if not otherwise then exercisable, immediately exercisable; and (c) all outstanding shares of Restricted Stock immediately become vested. The Committee, in its sole discretion, may determine that upon the occurrence of a "change in control", each Stock Option and SAR outstanding under the Performance Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such Stock Option and SAR, an amount of cash or other property, or any combination thereof, equal to the excess of the aggregate fair market value at the time of such transaction of the shares subject to such Stock Option or SAR over the aggregate exercise price therefor. The foregoing provision does not apply to Stock Options and SARs granted to directors or officers subject to Section 16(a) of the Exchange Act within six months prior to a "change in control". A "Change of Control" means, generally, (i) the merger or consolidation of the Company as a result of which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) the acquisition by another person of 50% or more of the then-outstanding shares of Common Stock, or (iv) the recapitalization, reorganization, dissolution or liquidation of the Company.

         AMENDMENT AND TERMINATION. The Performance Plan is to remain in effect until (a) all Common Stock reserved under the Performance Plan shall have been purchased or acquired, (b) the Board terminates the Performance Plan or (c) the tenth anniversary of the date on which the Performance Plan was first approved by the Board, whichever shall first occur. The Board at any time may terminate and, from time to time, may amend or modify the terms of the Performance Plan; provided, however, that no such action of the Board may, without the approval of the stockholders of the Company: (i) increase the total amount of stock or increase the amount and type of awards, or the limit on total grants to any person, that may be issued under the Performance Plan; (ii) change the provisions of the Performance Plan regarding the minimum price, if any, of awards; or (iii) change the class of persons entitled to participate in the Performance Plan. No amendment, modification or termination of the Performance Plan may in any manner adversely affect any awards therefore granted under the Performance Plan without the consent of the Participant affected thereby. In addition, awards may be substituted or exchanged for other awards under the Performance Plan by mutual agreement of the Company and the Participant.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The statements in the following paragraphs of the principal federal income tax consequences of awards under the Performance Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, and are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

         INCENTIVE STOCK OPTIONS. ISOs granted under the Performance Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

         An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax", which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where the requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO and will be subject to the rules set forth below under the caption "Non-qualified Options and Stock Appreciation Rights".

         Further, if after exercising an ISO, an employee disposes of the shares of Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the shares of Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time).

         The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company will generally be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

         NON-QUALIFIED OPTIONS AND STOCK APPRECIATION RIGHTS. NSOs granted under the Performance Plan are options that do not qualify as ISOs. An individual who receives an NSO or a SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the individual generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of a SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

         As a result of current Section 16(b) of the Exchange Act, the timing of income recognition may be deferred (generally up to six months following the exercise of an NSO or SAR (i.e., the "Deferral Period")) for any individual who is an officer or director of the Company or a beneficial owner of more than 10% of an any class of equity securities of the Company. Absent a Section 83(b) election (as described below under "Restricted Stock Awards"), recognition of income by an individual will be deferred until the expiration of the Deferral Period, if any.

         The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NSO or a SAR will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a SAR for shares or upon the exercise of a NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

         A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

         RESTRICTED STOCK AWARD. Absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of shares of Common Stock under a Restricted Stock award (a "Section 83(b) election"), an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the "Restrictions") lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the Restricted Stock award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of the transfer date over the price paid for such Restricted Stock, if any.

         In the case of an employee, the ordinary income recognized with respect to a Restricted Stock award will be subject to both wage withholding and employment taxes. If a Section 83(b) election is made, dividends received on shares which are subject to Restrictions will be treated as dividend income. If a Section 83(b) election is not made, dividends received on shares subject to Restrictions will be treated as additional compensation (and not dividend income) for federal income tax purposes, and, in the case of an employee, will be subject to wage withholding and employment taxes.

         The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the individual, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

         CHANGE IN CONTROL. As described above, upon a "change in control" of the Company all the then outstanding Stock Options and SARs will immediately become exercisable and all shares of Restricted Stock will immediately become vested. In general, if the total amount of payments to an individual are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including payments under the Performance Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five complete years preceding the change of control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

         CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR, the disqualifying disposition of stock purchased pursuant to an ISO or the lapse of Restrictions on a Restricted Stock award). One such exception (the "Exemption") applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Stock Options and SARs as well as Restricted Stock awards that constitute Performance Based Awards granted under the Performance Plan will qualify for the Exemption.

         The value of Stock Options or Restricted Stock to be awarded during 1996 cannot be determined as of the date hereof. The adoption of the Performance Plan would not have affected the value of Stock Options which were awarded under the 1988 Plan in fiscal 1995.

                  PRINCIPAL HOLDERS OF SECURITIES

         As of August 19, 1996, directors and named executive officers, individually and as a group, beneficially owned Common Stock as follows:

              NAME OF                                         SHARES, NATURE OF INTEREST
         BENEFICIAL OWNER                               AND PERCENTAGE OF EQUITY SECURITIES(1)
         ----------------                               --------------------------------------
(TO BE UPDATED AS OF AUGUST 19)
William J. Bologna (2)                                     2,378,632               8.9%
Norman M. Meier (3)                                        1,295,800               4.9%
Nicholas A. Buoniconti (3)                                   990,000               3.6%
Irwin L. Kellner (3)                                          89,500                *
John E. A. Kidd (3)                                          135,936                *
Lila E. Nachtigall (3)                                        32,000                *
Margaret J. Roell (3)                                        100,200                *
Dominique de Ziegler (3)                                      25,000                *
Annick Blondeau (3)                                                                 *
Officers and directors as a group (9 people)               3,329,068              17.7%

*        Represents less than 1 percent.

(1) Includes shares issuable upon exercise of both options and warrants which are currently exercisable or which may be acquired within 60 days and shares issuable upon conversion of the Series A and Series B Preferred Stock (12.36 for the Series A Preferred Stock and 20.57 for the Series B Preferred Stock).

(2) Includes 20,570 shares issuable upon conversion of 1,000 shares of Series B Preferred Stock. Includes 470,000 shares issuable upon exercise of options, which are currently exercisable or which may be acquired within 60 days. Includes 198,062 shares beneficially owned by Mr. Bologna's spouse.

(3) Includes shares issuable upon exercise of options, which are currently exercisable or which may be acquired within 60 days, to purchase ___,000 shares with respect to Mr. Meier, ___,000 shares with respect to Mr. Buoniconti, __,000 shares with respect to Dr. Kellner, __,936 shares with respect to Mr. Kidd, __,000 shares with respect to Dr. Nachtigall, ___,000 shares with respect to Ms. Roell, __,000 shares with respect to Dr. de Ziegler and __,000 shares with respect to Dr. Blondeau.

         As of August 19, 1996, the following table sets forth information regarding the number and percentage of Common Stock held by all other persons who are known by the Company to beneficially own or exercise voting or dispositive control over 5% or more of the Company's outstanding Common Stock:

                                    NUMBER OF SHARES
         NAME AND ADDRESS          BENEFICIALLY OWNED          PERCENT OF CLASS

Strome Susskind Investment
  Management, L.P. (1)
100 Wilshire Blvd,
Santa Monica, CA                       2,396,400                     9.1%

(1)      Based on information included on Schedule 13G dated February 13, 1996.

                             EXECUTIVE COMPENSATION

         The tables, graph and descriptive information set forth below are intended to comply with the Securities and Exchange Commission's compensation disclosure requirements applicable to, among other reports and filings, annual proxy statements. This information is being furnished with respect to the Company's Chief Executive officer ("CEO") and its three other executive officers during 1995, other than the CEO, whose salary and bonus exceeded $100,000 for the most recent fiscal year (collectively, the "Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION  LONG-TERM COMPENSATION
                                     -------------------  ---------------------
                                                                 Securities
                                                                  Underlying
Name and Principal Position   Year           Salary               Options (1)
- ---------------------------   ----           ------              ------------
Norman M. Meier               1995           $218,000               50,000
 President and Chief          1994           180,000               470,000
 Executive Officer            1993           180,000               200,000

William J. Bologna            1995           218,000                50,000
 Chairman of the Board        1994           180,000               470,000
                              1993           180,000               200,000

Nicholas A. Buoniconti        1995           167,500                50,000
 Vice Chairman and            1994           135,000               910,000
 Chief Operating Officer      1993           135,000               200,000

Margaret J. Roell             1995           120,000                15,000
 Vice President -             1994           120,000                  -
 Finance & Administration     1993           120,000                20,000
 Chief Financial Officer

 (1) The options granted in 1993 to Messrs. Meier, Bologna and Buoniconti were canceled in 1994.


                            OPTION GRANTS DURING 1995

                       Number of    % of Total
                      Securities      Options                            Grant
                      Underlying    Granted to  Exercise                 Date
                        Options      Employees   Price    Expiration    Present
Name                  Granged          In 1995   ($/Sh)      Date      Value (1)
- ----                 ------------     ---------  -------- ----------   ---------
Norman M. Meier          50,000         16%     $7.25       7/20/2005  $272,500

William J. Bologna       50,000         16%      7.25       7/20/2005   272,500

Nicholas A. Buoniconti   50,000         16%      7.25       7/20/2005   272,500

Margaret J. Roell        15,000          5%      7.25        7/20/2005   81,750

 (1) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (i) an exercise price of $7.25, equal to the fair market value of the underlying stock on the date of grant, (ii) an option term of ten years, (iii) an interest rate of 6.28% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term, (iv) volatility of 59.214% calculated using daily stock prices for the one-year period prior to the grant date and (v) no annualized dividends paid with respect to a share of Common Stock at the date of grant. The ultimate values of the options will depend on the future price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

             AGGREGATED OPTION EXERCISES DURING 1995 AND FISCAL YEAR END OPTION VALUES

                                                          Number of Securities       Value of Unexercised
                                                          Underlying Unexercised         In-the-Money
                                                               Options at                 Options at
                    Shares Acquired        Value            December 31, 1995          December 31, 1995
Name                  On Exercise        Realized     Exercisable Unexercisable     Exercisable Unexercisable
- ----                ---------------      --------     ----------- --------------    ----------- -------------
Norman M. Meier            -             $   -            470,000     50,000         $1,968,125      $65,625

William J. Bologna         -                 -            470,000     50,000          1,968,125       65,625

Nicholas A. Buoniconti     -                 -            910,000     50,000          3,810,625       65,625

Margaret J. Roell          -                 -            100,000     35,000            325,000       80,938


EMPLOYMENT AGREEMENTS

         In January 1996, the Company entered into five-year employment agreements with each of William J. Bologna and Norman M. Meier, to serve as Chairman and President of the Company, respectively. Pursuant to their respective employment agreements, each such employee is entitled to a base salary of $250,000. In addition, each such employee was granted options to purchase 150,000 shares of the Company's Common Stock at an exercise price of $7.25 with respect to Mr. Meier and $11.25 with respect to Mr. Bologna. These options vest over the term of the employment agreements. Pursuant to the terms of such agreements, each employee has agreed to dedicate his services on a substantially full-time basis and has agreed for the term of his agreement and for two years thereafter not to compete with the Company.

         In April 1992, the Company entered into a five-year employment agreement with Nicholas A. Buoniconti, to serve as Vice Chairman and Chief Operating Officer of the Company. Pursuant to this agreement, Mr. Buoniconti was originally paid an annual salary of $135,000. As of July 1, 1995, Mr. Buoniconti's annual salary was increased to $200,000. As additional compensation, Mr. Buoniconti was granted options to purchase 250,000 and 400,000 shares of the Company's Common Stock at exercise prices of $8.00 and $4.88 per share, respectively, which options vest over five years. Pursuant to the terms of such agreement, Mr. Buoniconti agreed to dedicate his services on a substantially full-time basis and has agreed for the term of his agreement and for two years thereafter not to compete with the Company. During 1994, in connection with Mr. Buoniconti investing $200,000 into the Company, the exercise price of the options was reduced to $4.375.

         In July 1995, the Company entered into a three-year employment agreement with Dominique de Ziegler, to serve as director of research development. Pursuant to this agreement, Dr. de Ziegler is paid an annual salary of $203,500. As additional compensation, Dr. de Ziegler was granted options to purchase 25,000 shares of the Company's Common Stock at an exercise prices of $7.25 per share. Pursuant to the terms of such agreement, Dr. de Ziegler agreed to dedicate his services on a substantially full-time basis and has agreed for the term of his agreement and for two years thereafter not to compete with the Company.

         The exercise price of all of the options granted pursuant to the aforementioned employment agreements are based on the closing price of the Company's Common Stock on the American Stock Exchange on the day prior to grant.

COMPENSATION/STOCK OPTION COMMITTEE REPORT

         The principal elements of the Corporation's executive compensation program include base salary, annual incentive compensation and long-term incentive compensation. Historically, as a result of the size and stage of the Company, the Company's compensation policies and practices have been informal and subjective and have not been tied to the Company's financial performance.

         Under the supervision of the Committee, the Company is developing compensation policies and programs which seek to align closely the financial interests of the Company's senior management with those of the Company and its shareholders. In this regard, during 1993, the Committee engaged Hewitt Associates to make an analysis of competitive compensation levels paid to senior executives and the appropriateness of granting stock options in lieu of other benefits (i.e., cash, pension, profit sharing, etc.). As a result of the study, the Committee recommended a program of compensation for all key employees that places greater emphasis on incentive stock based pay.

         BASE SALARY. The base salaries of each of the named executive officers are as stated in their individual employment contracts. Based on the results of the consultant's study both Mr. Meier's base salary and the aggregate cash salaries of Messrs. Meier, Bologna and Buoniconti are approximately 20% lower than the average salaries of a comparative group of companies. The comparative group of companies represent companies in the pharmaceutical industry with similar revenues, "lives" and profitability to that of the Company. The companies are not the same companies included in the comparative performance graph, as the peer index used in the performance graph includes companies with significantly greater revenues and profitability than that of the Company, therefore, comparisons of executive compensation with these companies would not be meaningful. As a result of the study and the continued progress the Company is making, specifically the signing of the strategic alliance agreement with American Home Products in May 1995, Messrs. Meier and Bologna's annual salaries were increased to $250,000 and Mr. Buoniconti's annual salary was increased to $200,000.

         ANNUAL INCENTIVE COMPENSATION. During 1993, the Company's shareholders approved an Incentive Compensation Plan covering all employees pursuant to which the Company will award an aggregate of 5% of the Company's pretax earnings for any year to designated Company employees. As a result of the net loss in 1995, no amounts were awarded for 1995.

         LONG-TERM INCENTIVE COMPENSATION. Under the 1988 Stock Option Plan, as amended, the Committee grants stock options to senior management and certain key employees. The amount of the grants are based on individual performance, including managerial effectiveness, initiative, teamwork and quality control, and are at such amounts as reflect what the Committee believes are necessary to attract, retain and motivate senior management and other key employees and historically have not been tied to the Company's financial performance. Through the grant of stock options, the objective of aligning senior management's long-range interests with those of the Company and its shareholders are met by providing the executive officers with the opportunity to continue to build a meaningful stake in the Company.

         As additional compensation, during 1995, Messrs. Meier, Bologna and Buoniconti were each granted options to purchase 50,000 shares of Common Stock and Ms. Roell was granted an option to purchase 15,000 shares of Common Stock, at $7.25 per share

         SECTION 162(M). With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. The Company believes that options granted pursuant to the 1988 Plan should qualify for a special transition rule which exempts from the deduction limitations of Section 162(m) compensation paid under certain previously approved plans. For a discussion of the application of Section 162(m) to awards made under the Performance Plan, see "PROPOSAL 3 - - Certain Federal Income Tax Consequences- - Certain Limitations on Deductibility of Executive Compensation".


                     COMPENSATION AND STOCK OPTION COMMITTEE
                     Dr. Irwin L. Kellner, Chairman  & Lila E. Nachtigall, M.D.

COMPARATIVE PERFORMANCE BY THE COMPANY

         The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of (i) a broad equity market index, and (ii) a published index or peer group. The following chart compares the Common Stock with (i) the Russell 2000 Index, and (ii) a group of public pharmaceutical companies, and assumes an investment of $100 on January 1, 1991 in each of the Common Stock, the stocks comprising the Russell Index and the stocks of the pharmaceutical companies.

(1) The total return for each of the Company's Common Stock, the Russell 2000 Index and the pharmaceutical companies assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock.

(2) The pharmaceutical companies include: American Home Products, Amgen, ALZA Corp., Biogen Inc., Bristol-Myers Squibb, Chiron Corp., Forest Labs, Genetech, Gensia Pharmaceuticals, Genzyme, Glaxo, ICN Pharmaceutical, IVAX Corp., Eli Lilly, Marion Merrell Dow, Merck, Mylan Labs, Novo-Nordisk, Pfizer, Rhone-Poulenc Rorer, Roberts Pharmaceutical, Smith Kline Beecham,
Schering-Plough, Upjohn, Warner-Lambert and Xoma.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 1993, the Company loaned Messrs. Meier and Bologna, $80,000 and $110,350, respectively. The notes, which bear interest at 10% per annum and are unsecured but with full recourse, are due on or before December 7, 1996.

         During 1994, Messrs. Meier, Bologna and Buoniconti, each invested $200,000 into the Company, through the purchase of 50,000, 38,663 and 50,000 shares, respectively.

         There are no interlocks between the Company and any other companies.


                                     GENERAL

         The Board of Directors of the Company knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgement of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

         The cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement, will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies. For their services CIC will receive a fee estimated at $5,500 plus reimbursement of reasonable out-of-pocket expenses. The Company does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communication.

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 (AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION), INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. All such requests should be directed to Margaret J. Roell, Vice President-Finance and Administration, 2665 South Bayshore Drive, Miami, Florida 33133.

                              STOCKHOLDER PROPOSALS

         All proposals of stockholders to be included in the Proxy Statement to be presented at the next Annual Meeting of Stockholders must be received by the Company not later than January 1, 1997.



                                             By Order of the Board of Directors



                                             Margaret J. Roell
                                             Secretary


Date: August 26, 1996

                                                                  APPENDIX A

                           COLUMBIA LABORATORIES, INC.
                         1996 LONG-TERM PERFORMANCE PLAN


                      SECTION 1. ESTABLISHMENT AND PURPOSE.

         This is the Columbia Laboratories, Inc. 1996 Long-Term Performance Plan (the "Plan"), providing for the grant to certain designated employees of the Company, non-employee directors and certain other persons performing significant services for the Company of stock-based awards. The purpose of this Plan is to encourage Participants (as defined below) to acquire Common Stock or to earn monetary payments based on the value of such Common Stock on a basis mutually advantageous to Participants and the Company and thus provide an incentive for continuation of the efforts of Participants for the success of the Company and for continuity of employment.

                             SECTION 2. DEFINITIONS.

         Whenever used herein, the following terms shall have the respective meanings set forth below:

                  (a) ACT means the Securities Exchange Act of 1934, as
                      amended from time to time.

                  (b) AWARD means any Stock Option, Stock Appreciation
                      Right or  Restricted  Stock granted under the Plan.

                  (c) AWARD AGREEMENT means the written agreement
                      evidencing an Award, which shall be executed by the Company and the Participant.

                  (d) AWARD DATE means the date as of which an Award is granted, unless another date is specified in the resolution of the Committee granting such Award.

                  (e) BASE PRICE means, in the case of an Option or a Stock
                      Appreciation Right, a price fixed by the Committee at which the Option or the Stock Appreciation Right may be exercised, which shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such Option or Stock Appreciation Right.

                  (f) BOARD means the Board of Directors of the Company.

                  (g) CHANGE OF CONTROL means the merger or consolidation of the
                      Company with or into another corporation as the result of which the Company is not the continuing or surviving corporation; the sale or other disposition of all or substantially all of the assets of the Company (including the exchange of such assets for the securities of another corporation); the acquisition by another person of 50% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company; or other transaction involving the Company pursuant to which the Common Stock would be converted into cash, securities or other property.

                  (h) CODE means the Internal Revenue Code of 1986, as amended from time to time, together with all rules and regulations promulgated thereunder.

                  (i) COMMITTEE means a committee composed of at least two
                      members of the Board who, for as long as Rule 16b-3 under the Act and/or any rules promulgated pursuant to Section 162(m) of the Code, or their equivalent(s), are then in effect and applicable with respect to the Plan, shall be "non-employee directors" and/or "outside directors," as respectively applicable, within the meaning of such rule(s) or their equivalent(s) as then in effect.

                  (j) COMMON STOCK means the common stock, $.01 par value per share, of the Company.

                  (k) COMPANY means Columbia Laboratories, Inc., a Delaware
                      corporation, and its subsidiaries, if any.

                  (l) DISABILITY means a physical and/or mental condition that renders a Participant unable to perform the duties of his position on a full-time basis for a period of one hundred eighty (180) consecutive business days. Disability shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Participant will submit to such examinations and tests as such physician deems necessary to make any such Disability determination.

                  (m) EMPLOYEE means a salaried employee (including officers and directors who are also employees) of the Company.

                  (n) FAIR MARKET VALUE means, when a public market for the
                      Common Stock exists, the average of the high and low reported sales prices of Common Stock on the exchange on which such Common Stock is traded (or such other market as shall constitute the principal trading market for the Common Stock) on the date for which Fair Market Value is being determined (or, if there is no such trading on such date, the last preceding date on which there was such trading). When no public market for the Common Stock of the Company exists, Fair Market Value shall be determined by the Board.

                  (o) IMMEDIATE FAMILY means a Participant's children,
                      grandchildren, parents, the spouse of any such person, a trust for the benefit of any such person, or a partnership in which such persons are the only partners.

                  (p) INCENTIVE STOCK OPTION are those Options intended to
                      qualify as incentive stock options within the meaning of
                      Section 422 of the Code.

                  (q) NONQUALIFIED STOCK OPTION means any Option other than an Incentive Stock Option.

                  (r) OPTION means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an Incentive Stock Option within the meaning of Section 422 of the Code, a Nonqualified Stock Option, or any other type of option.

                  (s) PARTICIPANT means any Employee, non employee director or other person performing significant services for the Company designated by the Committee to participate in the Plan.

                  (t) PERIOD OF RESTRICTION means the period during which a
                      grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

                  (u) REPORTING PERSON means a person subject to Section 16 of the Act.

                  (v) RESTRICTED STOCK means Stock granted pursuant to Section
                      11 of the Plan, but any shares of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

                  (w) RETIREMENT means termination of employment with
                      eligibility for normal, early or disability retirement benefits, if any, in effect at the time of such termination of employment.

                  (x) STOCK means the authorized and unissued shares of Common
                      Stock or reacquired shares of Common Stock held in the Company's treasury.

                  (y) STOCK APPRECIATION RIGHT or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

                  (z) TAXABLE EVENT means an event requiring United States
                      Federal, state or local tax to be withheld with respect to an Award hereunder, including but not limited to, the exercise of Nonqualified Stock Options or SARs, the ending of a Period of Restriction with respect to Restricted Stock, or the making by a Participant of an election under
                      Section 83(b) of the Code.

                  (aa) VESTED or VESTING means, with respect to Options and
                       SARs, that the Options or SARs shall be exercisable; and with respect to Restricted Stock, that the Period of Restriction has ended.

                  (ab) WINDOW PERIOD means the third through the twelfth
                       business day following the release for publication of the Company's quarterly or annual earnings reports.

                           SECTION 3. ADMINISTRATION.

         Except as otherwise provided herein, the Plan will be administered by the Committee. Except as otherwise provided herein, the Committee is authorized in its sole discretion to determine the individuals to whom Awards will be granted, the type and amount of such Awards and the terms (including expiration dates) of grants; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to provide for conditions and assurance deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the express provisions of the Plan. The determinations of the Committee shall be made in accordance with the judgment of its members as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. The Board of Directors shall be authorized in its sole discretion to act in place of the Committee with respect to grants to Participants who are members of the Committee. The Board of Directors shall be authorized to exercise all rights of the Committee under this Plan with respect to such grants.

                          SECTION 4. SHARES RESERVED; CALCULATION OF SHARE
                                     AVAILABILITY.

                  (a) There is hereby reserved for issuance under the Plan an aggregate of 3,000,000 shares of Stock, which may be authorized but unissued or treasury shares.

                  (b) Calculation of the number of shares remaining available for issuance under the Plan shall be by those methods permissible under the Securities and Exchange Commission's interpretations which result in the greatest number of shares remaining available for issuance, including any permissible methods less restrictive than those set forth in the remainder of this paragraph 4(b). Shares underlying expired, canceled or forfeited Awards (except Restricted Stock) may be restored to the Plan maximum. When SARs are exercised for cash, the number of shares covered by such SARs may be restored to the Plan maximum. When the exercise price of Options is paid by delivery or withholding of shares of Common Stock, the number of shares so delivered may be restored to the Plan maximum to be available solely for the grants to non-Reporting Persons. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions. Shares of Restricted Stock shall not be restored to the Plan maximum if such Restricted Stock is forfeited.

                            SECTION 5. PARTICIPANTS.

         Participants will consist of such employees and non employee directors of the Company and certain other persons performing significant services for the Company as designated by the Committee in its sole discretion. Designation as a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award (or on the same terms) as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Notwithstanding the foregoing, Performance-Based Awards (as defined in Section 20) shall be granted only to key employees selected by the Committee in its sole discretion.

                SECTION 6. TYPES OF AWARDS; LIMITATION ON GRANTS.

                  (a) The following Awards may be granted under the Plan: (i) Incentive Stock Options, (ii) Nonqualified Stock Options,
                  (iii) Stock Appreciation Rights or (iv) Restricted Stock, which may or may not qualify as Performance Based Awards, or any combination thereof, all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different Participants. Not with standing the foregoing, only Employees of the Company shall be eligible to receive grants of Incentive Stock Options. All Awards shall be in writing.

                  (b) During the ten-year term of the Plan (as defined in Section 17 below), no Participant shall be granted (i) Options and SARs with respect to more than 1,000,000 shares of Stock and (ii) more than 500,000 shares of Restricted Stock (in each case, subject to adjustment pursuant to Section 12).

                   SECTION 7. AWARD DATE AND AWARD AGREEMENT.

         All Awards granted under the Plan shall be granted as of an Award Date. Promptly after each Award Date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return the Agreement within 30 days after the date of mailing or delivery by the Company of the Agreement to the Participant. The Award Agreement shall set forth the terms of the Award, including without limitation (to the extent applicable to the particular Award), the amount and type of Award, exercise period, term, restrictions, Vesting schedule and conditions, transferability, and procedures to be followed to exercise the Award. If the Participant shall fail to execute and return the written Award Agreement within said 30-day period, his or her Award may be terminated at the discretion of the Committee, except that if the Participant dies within said 30-day period such Award Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

                       SECTION 8. INCENTIVE STOCK OPTIONS.

         Incentive Stock Options shall consist of Options to purchase shares of Stock at purchase prices not less that 100% of the Fair Market Value of the shares on the Award Date. Said purchase price may be paid by check or, in the discretion of the Committee determined as of an Award Date, by the delivery of shares of Common Stock then owned by the Participant or receivable upon exercise of the Incentive Stock Option. The applicable Award Agreement shall set forth the Vesting schedule, exercise terms and expiration date of the Incentive Stock Option, provided that no Incentive Stock Options shall be exercisable earlier than one year after the date they are granted, and no Incentive Stock Option shall be exercisable after the tenth anniversary of the Award Date. The aggregate Fair Market Value, determined as of the date an Incentive Stock Option is granted, of the Common Stock for which any Participant may be awarded Incentive Stock Options which are first exercisable by the Participant during any calendar year under the Plan or any other stock option plan maintained by the Company shall not exceed $100,000. Notwithstanding any contrary provisions of the Plan, no Incentive Stock Option shall be granted to any Participant who, at the time such Incentive Stock Option is granted, owns (directly, or within the meaning of section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, unless (a) the exercise price under such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Common Stock on the date such Incentive Stock Option is granted and (b) such Incentive Stock Option is not exercisable after the expiration of five years from the date granted. The Participant shall notify the Company in writing, within 30 days, of any disposition (whether by sale, exchange, gift or otherwise) of shares of Common Stock acquired by the Participant pursuant to the exercise of an Incentive Stock Option, within two years from the date of the granting of such Option or within one year of the transfer of such shares to the Participant.

                     SECTION 9. NONQUALIFIED STOCK OPTIONS.

         Nonqualified Stock Options shall consist of Options to purchase shares of Stock at purchase prices not less than 100% of the Fair Market Value of the shares on the date the Options are granted. Said purchase price may be paid by check or, at the discretion of the Committee determined as of an Award Date, by the delivery of shares of Common Stock then owned by the Participant or receivable upon exercise of the Nonqualified Stock Option. The terms of the applicable Award Agreement shall set forth the Vesting schedule, exercise terms and expiration date of the Nonqualified Stock Option, provided that no Nonqualified Stock Options shall be exercisable earlier than one year after the date they are granted, and no Nonqualified Stock Option shall be exercisable after the tenth anniversary of the Award Date.

                     SECTION 10. STOCK APPRECIATION RIGHTS.

         Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option, or (5) each of the above in connection with a previously awarded Option under the Plan. If the Option referred to in (1), (2), or (3) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Act. SARs granted to Reporting Persons shall be exercisable not earlier than one year after the date they are granted. At the discretion of the Committee, payment for SARs may be made in cash or Common Stock, or in a combination thereof, provided, however, that payment may be made in cash for SARs exercised by Reporting Persons only upon the condition that such exercise is made during a Window Period. The following will apply upon exercise of a SAR:

         (a) EXERCISE OF SARS IN LIEU OF EXERCISE OF OPTIONS. SARs exercisable in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.

         (b) EXERCISE OF SARS IN CONJUNCTION WITH EXERCISE OF OPTIONS. SARs exercisable in conjunction with the exercise of Options shall be deemed to be exercised upon the exercise of the related Options.

         (c) EXERCISE OF SARS UPON LAPSE OF OPTIONS. SARs exercisable upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options.

         (d) EXERCISE OF SARS INDEPENDENT OF OPTIONS. SARs exercisable independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

                          SECTION 11. RESTRICTED STOCK.

         Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Stock Options or SARs) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus. The terms and conditions of the Vesting of such Restricted Stock shall be set forth in the applicable Award Agreement. As determined by the Committee, Restricted Stock granted under the Plan may be granted in such a manner as to constitute a Performance Based Award. In the case of any Restricted
Stock:

         (a) The purchase price, if any, and the conditions to Vesting will be determined by the Committee.

         (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a Reporting Person shall, in addition to any other restrictions thereon, not be sold or disposed of for one year following the date of grant;
                  (ii) rights of the Company to reacquire such Restricted Stock from a Participant at the purchase price, if any, originally paid therefor upon termination of the Participant's service with the Company within specified periods; (iii) representation by the Participant that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

         (c) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

         (d) The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

         (e) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

                       SECTION 12. ADJUSTMENT PROVISIONS.

         (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular Participant (whether as Performance-Based Awards or otherwise), and the number of shares covered by each outstanding Award, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed, provided, however, that (a) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made that would render any Incentive Stock Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

         (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the equitable adjustment of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

                         SECTION 13. CHANGE OF CONTROL.

         Notwithstanding any other provision of this Plan, upon a Change of Control, outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

         (a) Any outstanding and unexercised Options shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

         (b) The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the Base Price per share of such Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to an Option or Stock Appreciation Right granted within six months before the occurrence of a Change in Control if the holder of such option or Stock Appreciation Right is a Reporting Person.

         (c) Any outstanding and unexercised Stock Appreciation Rights (other than such rights which arise pursuant to Section 13(d) hereof) shall become immediately and fully exercisable.

         (d) Any Restricted Stock granted pursuant to Section 11 (and not forfeited prior to the Change in Control) shall become immediately and fully Vested, and the Committee shall have sole discretion to waive any automatic forfeitures provided with respect to such Restricted Stock arising from the Change in Control. Any shares held in escrow shall be delivered to the Participant, and the share certificates shall not contain the legend referred to in Section 11(e) hereof.

                          SECTION 14. TRANSFERABILITY.

         Except as otherwise expressly provided in the applicable Award Agreement, each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, exercise or payment shall be made only:

        (a)       By or to the persons named as beneficiaries pursuant to
                  Section 18(a) hereof, or, if none, by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution; and

         (b) To the extent that the deceased Participant was entitled thereto at the date of his death.

                               SECTION 15. TAXES.

         The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares of Stock deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any Award if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery, whether due to exercise of an Option or SAR, or lapse of restrictions on Restricted Stock, or any other taxable event may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable (a "Stock Withholding Election"), or by delivery of shares of Stock already owned by the Participant, with the amount of shares subject to such reduction or delivery to be calculated based on the Fair Market Value on the date of such taxable event.

                       SECTION 16. NO RIGHT TO EMPLOYMENT.

         A Participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

                SECTION 17. DURATION, AMENDMENT AND TERMINATION.

         No Award shall be granted more than ten years after July 23, 1996; provided, however, that, subject to applicable law, the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a Participant hereunder, Stock Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan. To the extent that any Stock Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Stock Options or other Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Stock Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other Award under the Plan. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this Section 17 shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (a) increase the total number of shares of Stock which may be issued under the Plan, the amount or type of Awards that may be granted under the Plan or the individual limit set forth in Section 6(b) hereof; (b) reduce the minimum purchase price, if any, of shares of Stock which may be made subject to Awards under the Plan; or (c) modify the requirements as to eligibility for Awards under the Plan.

                      SECTION 18. MISCELLANEOUS PROVISIONS.

         (a) In connection with an Award, a Participant may name one or more beneficiaries to receive the Participant's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Participant.

         (b) All obligations of the Company under the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.

                        SECTION 19. STOCKHOLDER APPROVAL.

         The Plan has an effective date of October 2, 1996, subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders in 1996.


                      SECTION 20. PERFORMANCE-BASED AWARDS.

         Restricted Stock granted under the Plan may be granted in a manner such that the Restricted Stock constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. As determined by the Committee, either the granting or vesting of such Restricted Stock (the "Performance-Based Awards") are to be based upon one or more of the following factors: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, dividends and amortization, economic value-added models and comparisons with various stock market indices. With respect to Performance-Based Awards, (i) the Committee shall establish in writing the objective performance-based goals applicable to a given fiscal period and the specific employees or class of employees granted such Performance Based Awards no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed) and (ii) no Awards shall be payable to any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to Restricted Stock intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

                           SECTION 21. GOVERNING LAW.

         The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice-of-law principles thereof.

                                                                           PROXY
                          COLUMBIA LABORATORIES, INC.
                ANNUAL MEETING OF STOCKHOLDERS--OCTOBER 2, 1996

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                  OF DIRECTORS OF COLUMBIA LABORATORIES, INC.

    The undersigned hereby appoints each of William J. Bologna and Norman M. Meier as Proxies, each with the power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share, or, as the case may be, shares of Series A and Series B Convertible Preferred Stock, $.01 par value per share, of Columbia Laboratories, Inc. (the 'Company') held of record by the undersigned on August 19, 1996, at the Annual Meeting of Stockholders to be held on October 2, 1995 or any adjournment or adjournments thereof.

Item 1. ELECTION OF DIRECTORS

/ / FOR ALL THE NOMINEES LISTED BELOW              / / WITHHOLD AUTHORITY
    (except as marked to the contrary below)           to vote for all nominees
                                                       listed below

(INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.

   William J. Bologna, Nicholas A. Buoniconti, Norman M. Meier, Jean Carvais,
              Irwin L. Kellner, John E.A. Kidd, Lila E. Nachtigall

Item 2. To ratify the selection of Arthur Andersen LLP as the independent public accountants for the fiscal year ending December 31, 1996.

                         / / FOR    / / AGAINST    / / ABSTAIN

Item 3. To approve the Columbia Laboratories, Inc. 1996 Long-term Performance Plan.

                         / / FOR    / / AGAINST    / / ABSTAIN

    In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

                 (Continued and to be signed on the other side)

                          (Continued from other side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Items 1, 2 and 3.

                        _______________________________________________________
                                           (Signature)

                        _______________________________________________________
                                   (Signature if held jointly)

                        Dated:_________________________________________________
                        When shares are held jointly, each Shareholder named should sign. If only one signs, his or her signature will be binding. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the Shareholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a 'Partner.'

              PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY
                          USING THE ENVELOPE PROVIDED.